UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 21, 2017, Ixia (the “Company”) issued a press release (the “Earnings Release”) announcing its preliminary financial results for the fiscal fourth quarter and year ended December 31, 2016. A copy of the Earnings Release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 21, 2017 (the “Initial 8-K”), as filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2017.

The Company is filing this Amendment on Form 8-K/A to the Initial 8-K in order to conform certain information included in the Earnings Release with information that is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), as filed with the Commission on March 1, 2017.

At the time the Company issued the Earnings Release and as reported therein, the Company was continuing to evaluate whether in the fiscal quarter ended December 31, 2016 its U.S. deferred tax assets required an additional valuation allowance of up to $42.9 million. The Company further reported in the Earnings Release that, if the Company concluded that an additional allowance was required, then on a GAAP basis, the Company’s net income for the fiscal quarter and year ended December 31, 2016, as reported in the Earnings Release, could change to net losses of up to $37.5 million and $33.9 million, respectively, and that the Company’s diluted earnings per share for such periods, as reported in the Earnings Release, could change to losses per share of up to $0.46 and $0.42, respectively.

As the Company reports in the 2016 Form 10-K, prior to the fourth quarter of 2016, the Company maintained a valuation allowance against its net U.S. deferred tax assets of $1.1 million related to the Company’s realized capital loss carryforwards. As the Company also reports in the 2016 Form 10-K, for the fourth quarter of 2016, the Company completed its evaluation of the need for an additional valuation allowance against the Company’s remaining net deferred tax assets in the U.S. and concluded that a full valuation allowance was warranted due to the realization of a three-year cumulative pre-tax book loss in the U.S. As a result, a non-cash income tax charge of $42.9 million was recorded as of December 31, 2016 to establish a valuation allowance against the Company’s remaining net deferred tax assets in the U.S.

Consistent with the information provided in the Earnings Release, for the fiscal quarter and year ended December 31, 2016, the 2016 Form 10-K reflects:

(i)	net losses of $37.5 million and $33.9 million, respectively, as compared to net income of $5.4 million and $9.0 million, respectively, as reflected in the Earnings Release; and

(ii)	diluted losses per share of $0.46 and $0.42, respectively, as compared to diluted earnings per share of $0.06 and $0.11, respectively, as reflected in the Earnings Release.

The Company’s full financial results for the fiscal year ended December 31, 2016 are included in the 2016 Form 10-K.

The additional income tax provision does not impact the Company’s financial position, cash flows, or non-GAAP financial results as reported in the Earnings Release.

The information in this Item 2.02 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Date: March 2, 2017	By:	/s/ Brent Novak
Brent Novak
Chief Financial Officer